SCHEDULE 14A
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]


Check the appropriate box:
[  ]     Preliminary Proxy Statement
[  ]      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
[x]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



             The RBB Fund, Inc. - SEC File Nos. 33-20827, 811-05518
                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1)       Title of each class of securities to which transaction applies:

2)       Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)       Proposed maximum aggregate value of transaction:

5)       Total fee paid:

[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:

2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

                           BOSTON PARTNERS BOND FUND
                                       OF
                               THE RBB FUND, INC.

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                               February 13, 2002


         Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Boston Partners Bond Fund (the "Portfolio"), a series of The RBB Fund, Inc. (the "Fund"), will be held at the offices of the Fund, Bellevue Park Corporate Center, 400 Bellevue Parkway, 4th Floor, Wilmington, Delaware 19809 on February 25, 2002 at 10:00 a.m. The purpose of the Special Meeting is:

         (1) to consider a proposal to liquidate and terminate the Portfolio, as set forth in a Plan of Liquidation and Termination adopted by the Board of Directors of the Fund, including an amendment to the Fund's Articles of Incorporation to cancel the outstanding shares of the Portfolio; and

         (2) to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

         The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Each Shareholder is invited to attend the Special Meeting in person. Shareholders of record at the close of business on February 1, 2002 will be entitled to vote at the Special Meeting. If you cannot be present at the Special Meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that the Special Meeting can be held and a maximum number of shares may be voted.


         If the Plan of Liquidation and Termination is approved, Shareholders who own Portfolio Shares in individual retirement accounts may become subject to a 10% tax penalty and other adverse tax consequences if they do not direct that their liquidation proceeds be reinvested before receipt of the liquidating distribution.


         THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE PLAN OF LIQUIDATION AND TERMINATION.

                  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

         SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE URGED TO SIGN AND RETURN WITHOUT DELAY THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT THEIR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXY CARDS ARE SET FORTH AT THE END OF THE FOLLOWING PROXY STATEMENT.

         PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE FUND AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

         THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE PORTFOLIO'S ANNUAL REPORT TO SHAREHOLDERS DATED AUGUST 31, 2001 TO ANY SHAREHOLDER UPON REQUEST. THE PORTFOLIO'S ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED FROM THE FUND BY CALLING THE FUND AT (888) 261-4073.

By Order of the Board of Directors,


Edward J. Roach
President
February 13, 2002

                            BOSTON PARTNERS BOND FUND
                                       OF
                               THE RBB FUND, INC.
                         BELLEVUE PARK CORPORATE CENTER
                         400 BELLEVUE PARKWAY, 4TH FLOOR
                           WILMINGTON, DELAWARE 19809
                              --------------------
                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The RBB Fund, Inc. (the "Fund") on behalf of Boston Partners Bond Fund (the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, 4th Floor, Wilmington, Delaware 19809 on February 25, 2002 at 10:00 a.m. Eastern Time, or at any adjournment thereof (the "Special Meeting").

         All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

         The Board of Directors intends to bring before the Special Meeting the matters set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the shareholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of (i) the proposal to liquidate and terminate the Portfolio and return the proceeds to the shareholders of the Portfolio, including an amendment to the Articles of Incorporation to cancel the outstanding shares of the Portfolio; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

         In accordance with the Articles of Incorporation of the Fund and the General Laws of the State of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Portfolio at a meeting at which a quorum is present. The presence in person or by proxy of the holders of one-third of all the votes entitled to be cast at the meeting will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present. Abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposal. Broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

         In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present at the Special Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Special Meeting to permit the further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the Special Meeting in person or by proxy.


         Proxy solicitations will be made primarily by mail, but solicitations may also be made by personal interview conducted by officers or employees of the Fund, Boston Partners Asset Management, L.P., the Portfolio's investment adviser, ("Boston Partners") or PFPC Inc., the administrator to the Portfolio. Boston Partners will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders. This Proxy Statement and form of proxy are expected to be mailed to shareholders on or about February 13, 2002.

            PROPOSAL FOR LIQUIDATION AND TERMINATION OF THE PORTFOLIO

BACKGROUND.


         The Portfolio began operations on December 30, 1997, as a series of the Fund. As of February 1, 2002 the Portfolio's Investor Class had total net assets of approximately $0.6 million and the Institutional Class had total net assets of approximately $7.7 million. At a January 23, 2002 meeting, the Board considered a proposal to liquidate the Portfolio. The Board reviewed the size of the Portfolio, the expenses which had been assumed by Boston Partners during the life of the Portfolio and the presence of larger funds with similar objectives and broad distribution capabilities. The Board considered that Boston Partners had not been able to collect or retain any significant advisory fee during the life of the Portfolio and that there would be no prospect that this would change in the near future. For the most recent fiscal year, absent the waiver of fees or assumption of expenses by Boston Partners, the Portfolio's expenses would have been approximately 3.02% of average daily net assets compared to 0.85% after the fee waiver and assumption of expenses for the Investor Class shares, and 2.77% of average daily net assets compared to 0.60% after the fee waiver and assumption of expenses for the Institutional Class shares. The Board concluded that it would be in the interest of the shareholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Termination. (See "General Tax Consequences" below.)


         If the Portfolio's assets are reduced below a level at which Boston Partners believes it can continue to manage a diversified bond portfolio, the Portfolio may invest substantially (and possibly exclusively) in money market securities and cash. This could prevent the Portfolio from achieving its investment objective, and could reduce the Portfolio's return and adversely affect its performance during a bond market upswing.

PLAN OF LIQUIDATION AND TERMINATION.

         The Board of Directors has approved the Plan of Liquidation and Termination (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

         1. EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE PORTFOLIO'S BUSINESS AS AN INVESTMENT COMPANY. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Portfolio. The date of such adoption and approval by shareholders is hereinafter called the "Effective Date." Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund. The Fund's Articles of Incorporation will also be amended to cancel the shares of the Portfolio.

         2. CLOSING OF BOOKS AND RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the shareholders' respective assets will not be transferable or redeemable, but the assets will be distributed pursuant to the Plan.

         3. LIQUIDATING DISTRIBUTION. As soon as possible after approval of the Plan, and in any event within ten business days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record on the effective date of the Plan: (i) to each shareholder, a liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Portfolio, and (ii) information concerning the sources of the liquidating distribution.

         4. EXPENSES. Boston Partners will bear all expenses incurred by the Fund in carrying out the Plan.

         5. CONTINUED OPERATION OF THE PORTFOLIO. After the date of mailing of the liquidating distribution, the termination of the Portfolio will be effected and the outstanding shares of the Portfolio will be cancelled by an amendment to the Articles of Incorporation. The Plan provides that the Directors have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan.

         If the shareholders do not approve the Plan, the Board would meet to consider what, if any, steps to take in the interest of shareholders.

         Shareholders are free to redeem their shares prior to the liquidation.

FEDERAL TAX CONSEQUENCES.

         Each shareholder who receives a liquidating distribution will recognize gain or loss for Federal income tax purposes equal to the difference between the amount of the distribution and the shareholder's tax basis in the Portfolio shares. Provided that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.


         If you own shares of the Portfolio in an individual retirement account "IRA"), you may become subject to a 10% tax penalty and other adverse tax consequences unless you direct, prior to receiving the liquidating distribution, that your shares be exchanged for shares of another mutual fund or funds, or that the liquidation proceeds for those shares be reinvested in another such fund or funds, that will in either case continue to be held in the IRA. For information on other mutual funds within the Boston Partners Family of Funds, contact the Fund at (888) 261-4073.


         The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period, and, therefore, will not be taxed on any of its net income from the sale of its assets.

         SHAREHOLDERS SHOULD ALSO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.


 THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
              APPROVAL OF THE PLAN OF LIQUIDATION AND TERMINATION.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         Holders of record of the shares of common stock of the Portfolio at the close of business on February 1, 2002 will be entitled to vote at the Special Meeting or any adjournment thereof. On that date, the Portfolio had outstanding 63,175.17 Investor Shares of common stock and 775,340.17 Institutional Shares of Common stock. The shareholders are entitled to one vote per share (and a proportionate fractional vote for each fractional share) on all business to come before the Special Meeting.

         The officers and directors of the Fund as a group beneficially own in the aggregate less than 1% of the outstanding common stock of the Portfolio. As of the record date, the following shareholders owned of record or beneficially more than five percent of the outstanding common stock of either the Institutional or Investor Class of the Portfolio:




NAME AND ADDRESS                                          NUMBER OF         PERCENTAGE OF
OF SHAREHOLDER                  CLASS OF PORTFOLIO       SHARES OWNED       SHARES OWNED
------------------              -------------------- ------------------  --------------------
The Roman Catholic Diocese       Institional               611,751.615           78.90%
of Raleigh NC
General Endowment
715 Nazareth Street
Raleigh, NC 27606

The Roman Catholic Diocese      Institional               133,106.454           17.17%
of Raleigh NC
Clergy Trust
715 Nazareth Street
Raleigh, NC 27606

National Financial Svcs. Corp.  Investor                  22,294.865            35.29%
For Exclusive Benefit
of our Customers
Sal Vella
200 Liberty Street
New York, NY 10281

Charles Schwab & Co. Inc.       Investor                  34,909.269            55.26%
Special Custody Account
for Benefit of Customers
Attention Mutual Funds
101 Montgomery Street
San Francisco, CA 94104


INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND ADMINISTRATOR.

         INVESTMENT ADVISER. Boston Partners principal offices are located at 28 State Street, 21st Floor, Boston, MA 02109.

         PRINCIPAL UNDERWRITER AND ADMINISTRATOR. PFPC Trust Company, which is located at 8800 Tinicum Boulevard, Suite 200, Philadelphia, PA 19153, serves as the exclusive underwriter for shares of the Fund. The Fund's administrator is PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19809.

REPORTS TO SHAREHOLDERS AND FINANCIAL STATEMENTS.

         The Fund will furnish, without charge, copies of the Portfolio's Annual Report to Shareholders dated August 31, 2001 to any shareholder upon request. The Annual Report should be read in conjunction with this Proxy Statement. You can obtain copies of the Annual Report from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement or by calling
(888) 261-4073.

                                  OTHER MATTERS

         The Fund does not intend to hold Annual Meetings of Shareholders except to the extent that such meetings may be required under the 1940 Act or state law. Shareholders who wish to submit proposals for inclusion in the Proxy Statement for a subsequent shareholder meeting should send their written proposals to the Fund at its principal office within a reasonable time before such meeting. Timely submission of a proposal does not guarantee its consideration at the meeting.

         As of the date of this Proxy Statement, the Directors are not aware of any matters to be presented for action at the Special Meeting other than those described above. Should other business properly be brought before the Special Meeting, it is intended that the accompanying Proxy(ies) will be voted thereon in accordance with the judgment of the persons named as proxies.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

                  1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the registration on the proxy card.

                  2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

                  3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

         REGISTRATION                                                           VALID SIGNATURES

         CORPORATE ACCOUNTS
         (1) ABC Corp...........................................................ABC Corp.
         (2) ABC Corp...........................................................John Doe, Treasurer
         (3) ABC Corp
                  c/o John Doe, Treasurer.......................................John Doe
         (4) ABC Profit Sharing Plan............................................John Doe, Treasurer

         TRUST ACCOUNTS
         (1) ABC Trust..........................................................Jane B. Doe, Treasurer
         (2) Jane B. Doe,
                  Trustee u/t/d 12/28/78........................................Jane B. Doe

         CUSTODIAL OR ESTATE ACCOUNTS
         (1) John B. Smith,
                  Cust. f/b/o John B. Smith Jr. UGMA............................John B. Smith
         (2) John B. Smith......................................................John B. Smith, Jr., Executor

                                                                       EXHIBIT A

                               THE RBB FUND, INC.
                         BOSTON PARTNERS FAMILY OF FUNDS
                                    BOND FUND

                       PLAN OF LIQUIDATION AND TERMINATION

This Plan of Liquidation and Termination ("Plan") concerns the Boston Partners Bond Fund (the "Portfolio"), a series of The RBB Fund, Inc. (the "Fund"), which is a corporation organized and existing under the laws of the State of Maryland. The Portfolio began operations on December 30, 1997. The Fund is registered as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Act"). The Plan is intended to accomplish the complete liquidation and termination of the Portfolio in conformity with all provisions of Maryland law and the Fund's Articles of Incorporation.

WHEREAS, the Fund's Board of Directors, on behalf of the Portfolio, has determined that it is in the best interests of the Portfolio and its shareholders to liquidate and terminate the Portfolio; and

WHEREAS, at a meeting of the Board of Directors on January 23, 2002, the Board of Directors considered and adopted this Plan as the method of liquidating and terminating the Portfolio and directed that this Plan be submitted to shareholders of the Portfolio for approval;

NOW THEREFORE, the liquidation and termination of the Portfolio shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN. The Plan shall be and become effective upon the adoption and approval of the Plan, at a meeting of shareholders called for the purpose of voting upon the Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Portfolio at a meeting at which a quorum is present. The presence in person or by proxy of the holders of one-third of all the votes entitled to be cast at the meeting will constitute a quorum. The day of such adoption and approval by shareholders is hereinafter called the "Effective Date."

2. TERMINATION. As promptly as practicable, consistent with the provisions of the Plan, the Portfolio shall be liquidated and terminated in accordance with the laws of the State of Maryland and the Fund's Articles of Incorporation ("Termination").

3. CESSATION OF BUSINESS. After the Effective Date of the Plan, the Portfolio shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshaling and preserving the value of its assets and distributing its assets to shareholders in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio.

4. RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of shareholders in the assets of the Portfolio shall be fixed on the basis of their respective shareholdings at the close of business on the Effective Date of the Plan. On the Effective Date, the books of the Portfolio shall be closed. Thereafter, unless the books are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the shareholders' respective interests in the Portfolio's assets shall not be transferable or redeemable.

5. LIQUIDATION OF ASSETS. As soon as is reasonable and practicable after the Effective Date, all portfolio securities of the Portfolio shall be converted to cash or cash equivalents.

6. PAYMENT OF DEBTS. As soon as is practicable after the Effective Date, the Portfolio shall determine and pay, or set aside in cash equivalent, the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 7, below.

7. LIQUIDATING DISTRIBUTION. As soon as possible after the Effective Date of the Plan, and in any event within ten business days thereafter, the Portfolio shall mail the following to each shareholder of record on the Effective Date: (1) to each shareholder, a liquidating distribution equal to the shareholder's proportionate interest in the net assets of the Portfolio; and (2) information concerning the sources of the liquidating distribution. After the liquidating distribution, the Fund's Articles of Incorporation shall be amended to cancel the outstanding shares of the Portfolio.

8. EXPENSES OF CARRYING OUT THE PLAN. Boston Partners Asset Management, L.P.(R)shall bear all expenses incurred by the Fund in carrying out this Plan.

9. POWER OF BOARD OF DIRECTORS. The Board, and subject to the directors, the officers, shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan. The death, resignation or disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the powers provided for in the Plan.

10. AMENDMENT OF PLAN. The Board shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to effect the marshaling of Portfolio assets and the complete liquidation and termination of the existence of the Portfolio, and the distribution of its net assets to shareholders in accordance with the laws of the State of Maryland and the purposes to be accomplished by the Plan.


THE RBB FUND, INC.
On behalf Boston Partners Bond Fund
For the Board of Directors


By:
   -----------------------------------------
       Edward J. Roach, President



Boston Partners Asset Management, L.P.(R)
By: Boston Partners, Inc.
         The General Partner, d/b/a BPAM, Inc. in CA


By:
   -----------------------------------------
     William J. Kelly, Treasurer




Date:  _________________, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                    BOARD OF DIRECTORS OF THE RBB FUND, INC.

                            BOSTON PARTNERS BOND FUND

           PROXY FOR SPECIAL MEETING OF SHAREHOLDERS FEBRUARY 25, 2002


KNOW ALL MEN BY THESE PRESENT, that the undersigned hereby constitutes and appoints Edward J. Roach, Donald van Roden and Timothy Biedrzycki, or any of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Special Meeting of Shareholders of the Boston Partners Bond Fund (the "Portfolio") of The RBB Fund, Inc. (the "Fund"), to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, 4th Floor, Wilmington, Delaware 19809 on February 25, 2002 at 10:00 a.m. and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys and proxies to vote:

     1. To approve the liquidation and termination of the Boston Partners Bond Fund as set forth in a Plan of Liquidation and Termination adopted by the Board of Directors of the Fund, including an amendment to the Fund's Articles of Incorporation to cancel the outstanding shares of the Portfolio.

          FOR |_|                     AGAINST |_|                  ABSTAIN |_|

     2. In their discretion on any other business which may properly come before the meeting or any other adjournment thereof. The management knows of no other such business.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOREGOING ITEM 1, BUT IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR APPROVAL OF ITEM 1.


                  -------------------------------------------------------
                  Signature of Shareholder(s)

                  -------------------------------------------------------
                  Signature of Shareholder(s)


                  Dated:                                           , 2002
                        -------------------------------------------

Please sign exactly as your name(s) appear(s) on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

   PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.